U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026 (November 4, 2026)

Audax Private Credit Fund, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56739	99-4488204
(State or other jurisdiction of incorporation or registration)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Park Avenue

New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 703-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Chief Financial Officer

On November 4, 2026, the Board of Directors (the “Board”) appointed Kris Corbett as Chief Financial Officer (the “CFO”) of Audax Private Credit Fund, LLC (the “Company”), effective as of the close of business on November 4, 2026. Mr. Corbett will serve in this position until his successor is duly appointed and qualified or until the earlier of his resignation or removal by the Board.

Mr. Corbett, 51, serves as a Managing Director and Chief Financial Officer for Audax Management Company (NY), LLC (together with its affiliates, “Audax” or “Audax Private Debt”), an affiliate of the Company and its investment adviser. Prior to joining Audax in 2026, Mr. Corbett was Credit Chief Financial Officer of New Mountain Capital, where he served as Chief Financial Officer and Treasurer of New Mountain Finance Corporation, New Mountain Private Credit Fund, and other private business development companies. Mr. Corbett also previously worked at Blackstone Credit, Perella Weinberg Partners, King Street Capital Management, and Ziff Brothers Investments. He began his career in public accounting at PricewaterhouseCoopers LLP. Mr. Corbett received a B.A. in Accounting from the University of Massachusetts and is a Certified Public Accountant in the State of New York and a CFA charterholder.

Mr. Corbett’s appointment coincides with the resignation, effective as of the close of business on November 4, 2026, of Alexander Gardiner as the interim Chief Financial Officer of the Company. The Company and the Board are grateful to Mr. Gardiner for his service. Mr. Gardiner’s decision to step down is not the result of any disagreement with the Company, its adviser or their affiliates regarding their operations, policies, practices or otherwise.

Mr. Corbett (i) was not appointed as the Company’s CFO pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s directors, executive officers, or persons nominated to become a director or executive officer of the Company; (iii) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment as the Company’s CFO; and (iv) is not a party to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

Interim Chief Compliance Officer

On November 4, 2026, the Board appointed Grant Bokerman as interim Chief Compliance Officer (the “Interim CCO”), effective as of the close of business on November 4, 2026. Mr. Bokerman will serve in this position until his successor is duly appointed and qualified or until the earlier of his resignation or removal by the Board.

Mr. Bokerman, 41, serves as the Secretary of the Company. He also serves as a Managing Director and Counsel for Audax Private Debt, an affiliate of the Company and its investment adviser. Prior to joining Audax in 2024, Mr. Bokerman was a Managing Director at Blackstone Inc., where he supported Blackstone’s credit business as legal counsel. He also previously worked as a corporate associate with Debevoise & Plimpton LLP in New York, with roles in the finance and mergers and acquisitions practice groups. Mr. Bokerman received a J.D. from the Ohio State University Moritz College of Law and a B.A. from Ohio State University.

Mr. Bokerman’s appointment coincides with the resignation, effective as of the close of business on November 4, 2026, of Jason Scoffield as the Chief Compliance Officer of the Company. The Company and the Board are grateful to Mr. Scoffield for his service. Mr. Scoffield’s decision to step down is not the result of any disagreement with the Company, its adviser or their affiliates regarding their operations, policies, practices or otherwise.

Mr. Bokerman (i) was not appointed as the Company’s Interim CCO pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s directors, executive officers, or persons nominated to become a director or executive officer of the Company; (iii) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment as the Company’s Interim CCO; and (iv) is not a party to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDAX PRIVATE CREDIT FUND, LLC

Date: November 6, 2026
	By:	/s/ Grant Bokerman
	Name:	Grant Bokerman
	Title:	Secretary